UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On August 7, 2023 (the “Petition Date”), Proterra Inc (the “Company”) and its subsidiary, Proterra Operating Company, Inc. (collectively, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such cases, the “Cases”). The Debtors expect to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors plan to file motions seeking customary “first-day” relief with the Bankruptcy Court, including, among other things, authority to use cash collateral, pay employee wages and benefits, pay vendors and suppliers in the ordinary course for all goods and services provided after the Petition Date and continue certain customer programs.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•Loan, Guaranty and Security Agreement, dated as of May 8, 2019, by and among Proterra Operating Company, Inc. (formerly known as Proterra Inc, “Legacy Proterra”), the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, as amended on August 4, 2020, June 16, 2021, and April 3, 2023;
•Note Purchase Agreement, dated as of August 4, 2020, by and among Legacy Proterra, the investors from time to time party thereto, the guarantors from time to time party thereto and CSI GP I LLC, as collateral agent, as amended on August 31, 2020 and further amended on March 31, 2023, including the convertible notes issued pursuant thereto.

The Debt Instruments provide that as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Jill Frizzley

On August 7, 2023, Jill Frizzley was elected as a director of the Board of the Company, effective immediately. With this election, the Company’s Board of Directors is comprised of 9 members. There is no agreement or understanding between Ms. Frizzley and any other person pursuant to which she was selected as a director. Ms. Frizzley has also been appointed as a member of the Restructuring Committee of the Board (the “Restructuring Committee”) and the Investigation Committee of the Board (the “Investigation Committee”), each as described below. Ms. Frizzley’s compensation for service on the Board and on committees of the Board will consist of a monthly fee of $35,000 payable in advance each month, with the first monthly fee prorated for only that portion of the month remaining after August 7, 2023.

Restructuring Committee

The Board has formed a Restructuring Committee vested with the full power and authority of the Board with respect to certain activities related to the Debtors’ Cases.

The members of the Restructuring Committee are Jill Frizzley, Jan Hauser, Gareth Joyce, Mary Louise Krakauer, and Roger Nielsen.

Investigation Committee

The Board has formed an Investigation Committee with Ms. Frizzley as the sole member. The Investigation Committee is vested with the power and authority of the Board to oversee and undertake certain investigations.

Key Employee Retention Awards

On August 3, 2023, the Compensation Committee of the Board of Directors of Proterra approved retention awards (each, a “Retention Award”) for named executive officers Julian Soell and Chris Bailey in accordance with the terms and conditions of a retention program developed in coordination with Proterra’s financial advisor, FTI Consulting, and memorialized in an award letter (“Retention Award Letter”). Messrs. Soell and Bailey each received a Retention Award of $450,000, which was paid on August 4, 2023, subject to the clawback provisions described below.

Under the terms of Messrs. Soell’s and Bailey’s Retention Award Letters, if the executive is terminated by Proterra for “cause” (as defined in the Retention Award Letter) or by the executive without “good reason” (as defined in the executive’s employment or severance agreement) prior to the earlier of (i) August 4, 2024 and (ii) a “corporate transaction” (as defined in the Retention Award Letter), the executive will be required to repay to Proterra the after-tax amount of the Retention Award within 90 days following his termination date. Such repayment obligation does not apply in the event of a termination due to a death or disability, or due to a leave of absence because of a disability.

A copy of the Retention Award Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Retention Award Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Award Letter.

Item 7.01 Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information on the Chapter 11 Cases

Bankruptcy Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Kurtzman Carson Consultants, LLC, at www.kccllc.net/proterra. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated therein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events.

Appointment of Chief Transformation Officer

On August 7, 2023, the Company appointed Justin D. Pugh, Managing Director of FTI Consulting, as Chief Transformation Officer of the Company. Mr. Pugh has joined the Company’s senior management team and will help facilitate the Company’s restructuring efforts.

Cautionary Note Regarding Trading in the Company’s Class A Common Stock

The Company’s stockholders are cautioned that the price of the Company’s common stock may be volatile following the commencement of the Chapter 11 Cases and may decrease in value. Accordingly, any trading in the Company’s common stock during the pendency of the Company’s Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of the Company’s common stock. External factors have caused and may continue to cause the market price and demand for the Company’s common stock to fluctuate substantially. Accordingly, the Company cannot assure investors of the liquidity of an active trading market, the ability to sell shares of the Company’s common stock when desired, or the prices that an investor may obtain for the shares of the Company’s common stock.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 17, 2023, as amended on May 1, 2023, or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Proterra Retention Award Letter
99.1	Press Release dated August 7, 2023
104	Exhibit 104 Cover page from this Current Report on Form 8 K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer